As Filed with the Securities and Exchange Commission August 27, 2007

Registration No.: 333-143602

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2 /Pre-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI DOCUMENT SERVICES, INC.

25 Robert Pitt Drive

Monsey, NY 10952

845-622-1400

(Address and telephone number of principal executive offices)

Mark Cohen

AI Document Services, Inc.

25 Robert Pitt Drive

Monsey, NY 10952

845-622-1400

(Name, address and telephone number of agent for service)

Delaware	6371	20-8675798
(State or other jurisdiction of Incorporation or organization)	Primary Industrial Classification	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

488 Madison Avenue , Suite 1100

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	[1]Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value per share	1,616,200	$.01	$ 16, 012	$0.52*

*Paid with initial filing.

AI Document Services, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

__________________________

1 Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by AI Document Services, Inc., the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in March 2007) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2007

1,616,200 SHARES

COMMON STOCK

AI DOCUMENT SERVICES, INC.

As of August 1, 2007 , we had 10,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,616,200 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Mark Cohen, our founder and president, is registering 900,000 shares held by him which constitutes approximately 55.7% of the total shares being registered. We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately.  Accordingly, an investment in our Company is an illiquid investment. In March 2007 we sold 770,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2007.

PROSPECTUS SUMMARY

About AI Document Services, Inc.

AI Document Services, Inc. was incorporated on March 19, 2007 under the laws of the State of Delaware to succeed the pension writing segment of Actuarial Ideas, Inc., which has been in the actuarial and pension planning business since 1982. AI Document Services, Inc. writes and amends the pension plans for which Actuarial Ideas, Inc. performs planning and actuarial services. Both companies, which serve small and medium-sized private companies, are controlled by Mark Cohen, our president. We write and edit pension plan documents for the clients of Actuarial Ideas, Inc. These documents cover both defined benefit plans and defined contribution plans.

In March 2007 we sold 770,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be equal to our par value per share ($.001).  Our officers and directors are registering for sale, 959,900 shares or approximately 59.39% of the 1,616,200 shares being registered. Upon the completion of this offering, our president will beneficially own 83.3% of our outstanding common stock assuming sale of all shares being registered (see Risk Factor #22). We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that having our shares may give persons a greater feeling of identity with us and our president, Mark Cohen, which may result in referrals to us directly by other actuarial firms or to Actuarial Ideas, Inc. which also will result in additional revenue for us.  However, there can be no assurances that we will be successful in any of this regard.

Our office and mailing address is 25 Robert Pitt Drive, Suite 201, Monsey, NY 10952. We share the office with Actuarial Ideas, Inc. Our telephone number is 845-622-1400. We may refer to ourselves in this document as "AI," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 16.16% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,616,200

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”) and be a market maker for our shares , such efforts may not be successful our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2006	June 30, 2007 (unaudited)

Current assets	$-0-	$-0-

Current liabilities	$-0-	$10,448

Stockholders’ deficit	$-0-	$(10,448)

Income data:	Year ended December 31,		Six months ended June 30, ,
	2006	2005	2007	2006
			(unaudited)
Sales	$101,025	$75,425	$23,750	$22,625

Cost of sales	93,946	73,791	34,968	25,129

Gross profit (loss)	7,079	1,634	(11,218)	(2,504)

Management fee	7,079	1,634	-	-
Net loss	$-	$-	$(11,218)	$(2,504)

Net loss per common share - basic and diluted	$0.00	$0.00	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	9,230,000	9,230,000	9,638,398	9,230,000

We were formed as a line of business by Actuarial Ideas, Inc. on January 7, 2005 and became a separate legal entity on March 19, 2007. In 2006 and 2005, we were structured as a line of business of Actuarial Ideas, Inc. Actuarial Ideas, Inc. allocated a portion of all of its  costs to us based on the relationship of our revenues to total Actuarial Ideas, Inc. revenues. These costs consist primarily of salaries, rent, communications and travel costs. Actuarial Ideas, Inc. believes that the allocation is consistent with the percentage of time and resources devoted to us during each period and conforms to guidelines described in SAB Topic 1B1. The percentages of total costs allocated to us were 18.15% in 2006 and 16.77% in 2005, respectively.    D uring the five months ended May 31, 2007 and the six months ended June 30, 2006 the allocation percentages were 12.73% and 9.93%, respectively .. The percentages for interim periods are not necessarily indicative of percentage relationships for an entire year. To the extent that our revenues exceeded allocated costs in 2006 and 2005 during which we functioned as a line of business, the increment was transferred to Actuarial Ideas, Inc. as a management fee to cover administrative tasks performed by Actuarial Ideas, Inc. on our behalf .. The financial statements and data presented in this prospectus have been prepared as if the current capital structure had been in place for all periods presented.

The first half of the calendar year is a slow period for us .. A substantial portion of our work is linked to clients’ year-end tax planning and takes place in the fourth quarter of each calendar year.

Commencing June 1, 2007, these allocations cease d , and we began pay ing a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by us to customers.  We also began pay ing an annual salary of $30,000 to Mark Cohen for which he will devote approximately 15% of his time to us and an annual salary of $6,000 to Richard Cohen for which he will devote approximately 10% of his time to us. .. A copy of th e agreement covering these payments is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

AI  is and will continue to be completely dependent on the services of our founder and president, Mark Cohen, the loss of whose services may cause our business operations to cease. We will need to engage and retain qualified employees and consultants to further implement our strategy.

AI’s operations and business strategy are significantly dependent upon the knowledge and business contacts of Mark Cohen, our president.  All of our business is referred to us by Actuarial Ideas, Inc., an actuarial firm controlled by Mr. Cohen.  His personal relationships with clients and referral sources are a critical element of obtaining and maintaining engagements. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Mr. Cohen or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Mr. Cohen naming us as the beneficiary when and if we obtain the resources to do so, and Mr. Cohen remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

2.

Competition from firms with greater resources could result in loss of our market share that could reduce our profitability.

The markets for our services are highly competitive. Our competitors currently include other human resources consulting and actuarial firms, as well as the human resources consulting divisions of diversified professional services, insurance firms and accounting firms. Many of our competitors have greater financial, technical and marketing resources than we have, which could enhance their ability to respond more quickly to technological changes, and fund internal growth. New competitors or alliances among competitors could emerge and gain significant market share.  In order to respond to increased competition and pricing pressure, we might have to lower our prices, which would have an adverse effect on our revenues and profit margin.

3.

We are impacted by new laws, income tax rulings and accounting and financial reporting requirements. Changes in some or all of these rules and regulations can reduce the demand for pension plans significantly.

Pensions are impacted significantly by Federal laws, income tax rulings and accounting and financial reporting requirements. These rules and regulations impact the timing of pension plan funding, the timing and amount of pension costs that are deductible for income tax purposes and the amount of pension costs and liabilities that must be reported in a pension sponsor’s financial statements. Changes in laws and regulations may make sponsoring or continuing to sponsor pension plans less attractive or affordable to plan sponsors. Reductions in plan sponsorship also reduce our potential client base. Significant reductions in client base would have a material adverse effect on our business and our operating results.

4.

Demand for our services may decrease for various reasons other than changes in laws and regulations, including a general economic downturn, a decline in a client’s or an industry’s financial condition that could adversely affect our operating results.

We can give no assurance that the demand for our services will continue to grow or that we will compete successfully with our existing competitors, new competitors or our clients’ internal capabilities.  Our clients’ demand for our services also may change based on their own needs and financial conditions.  When economic downturns affect particular clients or industry groups, they frequently reduce their budgets for outside consultants, which could reduce the demand for our services and increase price competition. A simplification of regulations or tax policy also could reduce the need for our services.

5.

Our clients generally may terminate our services at any time, which could decrease our utilization of available hours.

Our clients generally may terminate our engagements at any time. If a client terminates the use of our services with little or no notice, our revenue will decline.

6.

We are subject to malpractice claims arising from our work, which could adversely affect our reputation and business, and we are subject to government inquiries and investigations.

Professional services providers are increasingly subject to claims from their clients. Clients and third parties who are dissatisfied with our services or who claim to suffer damages caused by our services may bring lawsuits against us. We draft and edit pension plan documents. The terms and structures set forth in these documents must comply with all laws and regulations as well as the terms described and agreed to by clients. If there are errors or items that are unclear in the pension documents, clients may seek to hold us responsible for the financial consequences of these errors or variances.  The risks from such variances could be aggravated in an environment of declining pension fund asset values. In most cases, our exposure to liability on a particular engagement is substantially greater than the profit opportunity that the engagement generates for us.

Defending lawsuits arising out of our services could require substantial amounts of management attention, which could affect management’s focus on operations, adversely affect our financial performance and result in increased costs. In addition to defense costs and liability exposure, malpractice claims may produce negative publicity that could hurt our reputation and business. .

7.

All of our revenue was derived from performing work for clients referred to us by Actuarial Ideas, Inc., a related party.

Currently all of our revenue relates to prepar ing and edit ing all of the pension plans for the clients of Actuarial Ideas, Inc., a company controlled by our president. This trend is likely to continue for the immediate future. If the business of Actuarial Ideas, Inc. were to decline or experience problems, our business would be affected in a similar manner.

We believe that being a public entity may provide us (and our president, Mark Cohen) benefits in visibility and the way that we are perceived by potential business referral sources and prospective customers. These sources may refer new business to us directly or to Actuarial Ideas, Inc. which also will result in additional revenue for us. Ultimately, the goal of this process will be to  develop sources of business beyond Actuarial Ideas, Inc. However, there can be no assurances that we will be successful in any of this regard.

8.

Mark Cohen, our Chief Executive Officer and Chief Financial Officer, has no meaningful financial accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a significant degree upon the advice and counsel of others.

Mark Cohen, our chief executive and financial officer, has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants to provide guidance and counsel in these areas. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

9.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur accounting and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

Following  the  effective  date of our  registration  statement of which  this prospectus is a part, we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations .. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our year ending December 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of calendar 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

10.

We have only three  directors, all of whom are related to each other, which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only three directors, one of which is our president and chairman and the other two the wife and the son of our president. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

11.

There are significant potential conflicts of interest

Neither of our key personnel (two persons) is required to commit a specified amount of time to our affairs and, accordingly, these individual(s), particularly our president, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated.  As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

As of July 31, 2007 , our president, Mark Cohen, owns 92.3% of our issued and outstanding common shares. Additionally, Mr. Cohen deals with numerous other businessmen and professionals from whom he becomes aware of other business opportunities.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Mr. Cohen containing the following provisions:

•

any business opportunities that he may become aware of independently or directly through his association with us would be presented by him solely to us;

•

any business opportunities disclosed to him by the management of  other entities would not be presented by him to us if so requested by them;

•

any business opportunities disclosed to him by us would not be presented by him to any other entity, unless and until we passed upon same; and

•

in the event that the same business opportunity is presented to him by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

A copy of the agreement is included as Exhibit 10.4 to the registration statement of which this prospectus is a part.

Risks Related to Our Common Stock

12.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (89,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of AI because the shares may be issued to parties or entities committed to supporting existing management.

13.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we may never be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

14.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any trading market for our common stock, and there is currently (and never has been) no public market whatsoever for our securities. A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part and be a market maker for our shares .. There can be no assurance that the market maker’s application will be accepted by the NASD nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

▪

any market for our shares will develop;

▪

the prices at which our common stock will trade; or

▪

the extent to which investor interest in us will lead to the development of any active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of AI and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See the “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.” and Risk Factor #17 below.

15.

Without a public market there is no liquidity for our shares of common stock, and our shareholders may never be able to sell their shares, which may result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system. There currently is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may have to sell their shares privately. If this happens, our shareholders might not receive a price per share which they might otherwise have received had there been a public market for our shares.

A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB commencing upon the effectiveness of our registration statement of which this prospectus is a part and be a market maker for our shares .. There can be no assurance that the market maker’s application will be accepted by the NASD nor can we estimate as to the time period that the application will require. We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC. If our securities are not quoted on the OTCBB, there will be no liquidity for the shares of our shareholders.

16.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

17.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

18.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

19.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

20.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over AI.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

21.

All 1,616,200 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,616,200 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement of which this prospectus is a part either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

22.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own 83.3% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

23.

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

24.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as , if and when required.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In March 2007, we sold 770,000 shares of our common stock at $0.001 per share to 39 people for $770 in cash.  Prior thereto and upon inception we issued 9,230,000 shares to our president.  The sale of the 770,000 shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,616,200 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At July 31, 2007 we had 40 shareholders:

Of the total outstanding shares, 9,230,000 shares were issued to Mark Cohen, our president and founder, at our incorporation date. At the time that we became a separate legal entity, Mr. Cohen agreed that we will write all of the pension plans for his clients served by Actuarial Ideas, Inc. in exchange for which we issued him 9,230,000 of our common shares.

An additional 770,000 shares were issued to 39 additional shareholders at $.001 per share for $770 in cash, in March 2007.  The shareholders include minor children whose shares were purchased by their parents and given to them. With the exception of the minor children, these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor children referred to previously) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser (exclusive of the minor children), each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  AI has made a determination that each of such investors (exclusive of the minor children) are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with AI.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.5 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of July 31, 2007, and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of shares to be Owned after Offering Completed	Relationship to AI or Affiliates
Mark Cohen	9,230,000	900,000	8,330,000 83.3%	Chairman and president
Richard C. Cohen	100,000	50,000	50,000	Treasurer, Director and son of Mark Cohen,
Elizabeth A. Cohen	10,000	9,900	100	Secretary, Director and wife of Mark Cohen
Gary B. Wolff	300,000	299,900	100	Counsel to AI
Shera R. Cohen	10,000	9,900	100	Daughter of Mark Cohen
Aaron M. Cohen	10,000	9,900	100	Son of Mark Cohen
Elliot J. Cohen	10,000	9,900	100	Son of Mark Cohen
Leah M. Cohen	10,000	9,900	100	Minor daughter of Mark Cohen
Binyamin Z. Cohen	10,000	9,900	100	Minor daughter of Mark Cohen
Abbey S. Cohen	10,000	9,900	100	Wife of Mark Cohen
Brian D. Wolff	10,000	9,900	100	Son of Company Counsel
Christine Marino	10,000	9,900	100	Shareholder
John Marino	10,000	9,900	100	Shareholder
Elissa Hyman	10,000	9,900	100	Shareholder
Bernadette Gilson	10,000	9,900	100	Shareholder
Howard Gilson, III	10,000	9,900	100	Shareholder
Alexandra Gilson	10,000	9,900	100	Minor daughter of Bernadette & Howard Gilson
Howard Gilson, IV	10,000	9,900	100	Minor son of Bernadette & Howard Gilson
Donna Viens	10,000	9,900	100	Shareholder
Jonathan Viens	10,000	9,900	100	Minor son of Donna Viens
Jeanette Viens	10,000	9,900	100	Minor daughter of Donna Viens
Patrick Burke	10,000	9,900	100	Shareholder
Maureen Burke	10,000	9,900	100	Shareholder
Owen Burke	10,000	9,900	100	Shareholder
Aidan Burke	10,000	9,900	100	Minor son of Patick & Maureen Burke
Kathleen Burke	10,000	9,900	100	Minor daughter of Patrick & Maureen Burke
Bridgit Burke	10,000	9,900	100	Minor daughter of Patirick & Maureen Burke
Craig Barton	10,000	9,900	100	Sharehoder
Keith Barton	10,000	9,900	100	Shareholder
Dennis Hughes	10,000	9,900	100	Shareholder
Claire Hughes	10,000	9,900	100	Shareholder
Patrick Hughes	10,000	9,900	100	Minor son of Dennis & Claire Hughes
Mary Claire Hughes	10,000	9,900	100	Minor daughter of Dennis & Claire Hughes
Elisabeth A. Davison	10,000	9,900	100	Shareholder
Sarah E. Goolishian	10,000	9,900	100	Minor daughter of Elizabeth A. Davison
John P. Greeley	10,000	9,900	100	Shareholder
Robert E. Long	10,000	9,900	100	Shareholder
Carla Santia	10,000	9,900	100	Shareholder
Kyle Howland	10,000	9,900	100	Shareholder
Mary Lawler	10,000	9,900	100	Shareholder
	10,000,000	1,616,200	8,383,800

*Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Mark Cohen, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Cohen’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 9.8% of his shareholder interest (900,000 shares out of his total holdings of 9,230,000 shares) in this offering.  The number of shares being offered by Mr. Cohen constitutes 9% of all outstanding common shares. If he did not offer these shares,  sales by him would be restricted to 1% (100,000 shares) of all outstanding AI shares every three months in accordance with Rule 144.  As an officer/control person of AI, Mr. Cohen may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in March 2007 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price per share of $.001 that was paid for 770,000 of our shares by 39 of our shareholders in our private placement in March 2007. All of our other 9,230,000 outstanding shares were issued to Mark Cohen, our president  for par value at incorporation. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders in March 2007.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Our common stock is not listed or quoted on any public exchange. A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB  maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part and be a market maker for our shares .. There can be no assurance that the market maker’s application will be accepted by the NASD, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no market for our common stock, and an established public market may never develop. A market maker has agreed to file an application with the NASD so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part and be a market maker for our shares .. There can be no assurance as to whether such market maker’s application will be accepted by the NASD nor can we estimate the time period that will be required for the application process. If the market maker’s filed application is not accepted by the NASD, owners of our common stock will not have any public market in which to sell their shares. Even if the shares of common stock are quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no AI common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of AI.

The number of shares of AI common stock that could be sold by each of our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each AI shareholder. Based upon current ownership, the number of shares eligible would be 520,000 shares as follows: 100,000 shares which may be sold by our president, Mark Cohen, commencing March 20, 2008, and an aggregate of 420,000 shares which may be sold by our 39 other shareholders commencing on or about March 25, 2008.

AI has agreed to register 1,616,200 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with both third parties and related parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements other than as may be required by applicable law, to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We were formed as a line of business by Actuarial Ideas, Inc. in January 2005 and became a separate legal entity on March 19, 2007. We write all of the pension plans for the clients of Actuarial Ideas, Inc., an actuarial and consulting firm controlled by our president, Mark Cohen. At the time that we became a separate legal entity, we entered into an agreement with Actuarial Ideas, Inc. under which we will continue to write and edit all of the pension and retirement plans for its clients .. Prior to being a separate legal entity, we were structured as a line of business of Actuarial Ideas, Inc. which allocated a portion of all of its combined costs to us based on the relationship of our revenues to total Actuarial Ideas, Inc. revenues. These costs of sales consist primarily of salaries, rent, communications and travel costs .. Actuarial Ideas, Inc. believes that the allocation is consistent with the percentage of time and resources devoted to us during each period and conforms to guidelines described in SAB Topic 1B1. Commencing June 1, 2007, these allocations will cease, and we will pay a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by us to customers. The management fee covers our use of the office as well as administrative services performed on our behalf. These administrative functions include maintaining our financial and other records.   We will also pay Mr. Cohen an annual salary of $30,000 for which he will devote 15% of his time to us. Richard Cohen, our treasurer, will devote 10% of his time to us and receive an annual salary from us of $6,000 starting June 1, 2007. A copy of this agreement is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

For the immediate future, Actuarial Ideas, Inc. will refer business to us. It will provide us the basic information and background. We will use this information to draft or amend pension plans. This work will be performed or supervised by  Mr. Cohen. More than 60%  of our revenues are generally earned in November and December. While operating in this manner, we will have fixed costs limited to the salary due to Mr. Cohen and the fixed portion of the management fee ($1,500 per month).

We believe that being a public entity may provide us (and our president, Mark Cohen) benefits in visibility and the way that we are perceived by potential business referral sources and prospective customers. These sources may refer new business to us directly or to Actuarial Ideas, Inc. which also will result in additional revenue for us. Ultimately, the goal of this process will be to  develop sources of business beyond Actuarial Ideas, Inc. However, there can be no assurances that we will be successful in any of this regard.

Operations

December 31 2006 and 2005

In 2006 and 2005, we were structured as a line of business of Actuarial Ideas, Inc. Actuarial Ideas, Inc. allocated a portion of all of its costs to us based on the relationship of our revenues to total Actuarial Ideas, Inc. revenues. These costs of sales consist primarily of salaries, rent, communications and travel costs. Actuarial Ideas, Inc. believes that the allocation is consistent with the percentage of time and resources devoted to us during each period and conforms to guidelines described in SAB Topic 1B1. The percentages of total costs allocated to us were 18.15% in 2006 and 16.77% in 2005. To the extent that our revenues exceeded allocated costs in 2006 and 2005 during which we functioned as a line of business, the increment was transferred to Actuarial Ideas, Inc. as a management fee.

Commencing June 1, 2007, these allocations will cease, and we will pay a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by us to customers. The management fee covers our use of the office as well as administrative services performed on our behalf. These administrative functions include maintaining our financial and other records.   We will also pay Mr. Cohen an annual salary of $30,000

A summary of operations is:

	2006	2005

Sales	$101,025	$75,425

Cost of sales	93,946	73,791

Gross profit	7,079	1,634

Management fee	7,079	1,634
Net income (loss)	$-	$-

We currently are responsible for approximately 225 plans. More than half of our plans are defined benefit plans. The remainder is split among defined contribution plans such as profit sharing plans, money purchase plans, and 401(k) plans. We estimate that approximately 50% of our revenue relates to drafting new plans, and the remaining 50% relates to editing and amending existing plans. We also estimate that approximately 50% of our increase in revenue in 2006 resulted from new clients and the remainder from amendments and similar work for existing clients.

The potential amount of work on editing and amending pension plans has increased because of recently issued laws and regulations. The IRS has released Revenue Procedure 2005-66, which sets forth a staggered remedial amendment period system for individually designed and pre-approved plans. Under this revenue procedure, every individually designed plan will have a five-year remedial amendment cycle and every pre-approved plan will have a six-year remedial amendment cycle. Practically, this means that employers now have fixed windows of time during which retirement plans must be amended to take into account the changes in the laws governing retirement plans and must be submitted to the IRS for new determination letters. The amendment process will generally be done by us as a revenue producing service with respect to existing and potentially new clients.

Throughout 2006 Mark Cohen was recovering from injuries incurred in an automobile accident. We used consultants to assist us. Mr. Cohen reviewed their work.

June 30, 2007 and 2006

A summary of operations is:

	2007	2006
	(unaudited)
Sales	$23,750	$22,625

Cost of sales	34,968	25,129

Net Loss	$(11,218)	$(2,504)

The first half of the calendar year is traditionally a slow period for us .. A substantial portion of our work is linked to clients’ year-end tax planning which takes place in the fourth quarter of each calendar year. Actuarial Ideas, Inc. allocated a portion of all of its costs to us based on the relationship of our revenues to total Actuarial Ideas, Inc. revenues. These costs consist primarily of salaries, rent, communications and travel costs. Actuarial Ideas, Inc. believes that the allocation is consistent with the percentage of time and resources devoted to us during each period and conforms to guidelines described in SAB Topic 1B1. The percentages of total costs allocated to us were 1 2.73 % in 2007 and 9. 93 % in 2006. These percentages are not necessarily indicative of percentage relationships for an entire year. Commencing June 1, 2007, these allocations cease d , and we began pay ing a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by us to customers.  We also began pay ing Mr. Mark Cohen an annual salary of $30,000 for which he will devote approximately 15% of his time to us and Mr. Richard Cohen an annual salary of $6,000 for which he will devote approximately 10% of his time to us .. A copy of this agreement is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

Liquidity

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, as are described below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Issuing restricted shares of our common stock to independent subcontractors or others who may be in a position to refer business or customers to us would enable us to operate and expand our business more effectively.  Having shares of our common stock may also give such entities a greater feeling of identity with us which may result in more referred business.  Conversely, such issuances of our shares would necessarily dilute the percentage of ownership interest of our existing stockholders.

AI will pay all costs relating to this offering estimated at approximately $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of AI until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when AI has the financial resources to do so.   Between 75% and 80% of all costs related to this offering are or will be due to our counsel. A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between AI, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Despite the fact our president is willing to consider providing us with a loan or advance to us on a case by case basis (for costs other than offering expenses if and when necessary), his resources are not unlimited. We do not believe that we can rely on the likelihood of any significant advance in excess of $75,000 if we are unable to pay standard operating costs. AI does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business or a significant amount of fixed costs .. We do no advertising. Under our current structure, the same level of revenue that was generated in 2006 would generate the following amount of cash to cover variable costs over the next 12 months:

2006 revenues	$101,025

Less:
$1,500 per month fee	(18,000)
Mark Cohen salary	(30,000)
Richard Cohen salary	(6,000)
5% fee	(5,051)

Balance	$41,974

Private capital, if sought, will be sought from former business associates of our president or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use shares of our common stock to compensate employees/consultants and independent contractors.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume may be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling day-to-day business obligations and compensate any independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the cash compensation levels paid to our president if there is insufficient cash generated from operations to satisfy these costs. If we reduce the cash paid to our president, the unpaid balance, without interest, will be accrued as a liability until paid. We may also seek outside investments. However, we can provide no assurances that we will be successful in satisfying all required costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services or products to us  We believe that issuing shares of our common stock to such persons instead of paying cash to them may enable us to obtain and perform more and larger engagements because performance of those engagements will not require larger amounts of cash expenditures to the extent that shares are used to satisfy obligations .. Our belief is based on personal observations and is not supported by any formal studies or polls. Having shares of our common stock may give persons a greater feeling of identity with us and our president, Mark Cohen, which may result in referrals to us directly by other actuarial firms or to Actuarial Ideas, Inc. which also will result in additional revenue for us.  However, there can be no assurances that we will do so or will be successful in any of these efforts.

In March 2007, AI sold 770,000 shares of its common stock at $0.001 per share to 39 people for $770.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was principally intended to get relatives and/or business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families and /or business associates may provide us with valuable services such as recommending us to potential clientele and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will significantly increase our operating costs or cash requirements in the future.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended December 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting.

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of  the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

▪

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

More than 60%  of our revenues are generally earned in November and December. During these two months, many companies are considering tax planning strategies including adopting or modifying retirement plans. This concentration may decrease over time because of the impact of laws and regulations like Revenue Procedure 2005-66 which require systematic amending of existing plans

BUSINESS

We were formed as a line of business by Actuarial Ideas, Inc., a New York corporation formed in September 1982 and owned 100% by our president, and became a separate legal entity on March 19, 2007. We write all of the pension plans for the clients of Actuarial Ideas, Inc., an actuarial and consulting firm controlled by our president, Mark Cohen. At the time that we became a separate legal entity, we entered into an agreement with Actuarial Ideas, Inc. under which we will continue to write and edit all of the pension and retirement plans for its clients. Prior to being a separate legal entity, we were structured as a line of business of Actuarial Ideas, Inc. which allocated a portion of all of its combined costs to us based on the relationship of our revenues to total Actuarial Ideas, Inc. revenues. These costs of sales consist primarily of salaries, rent, communications and travel costs.  Commencing June 1, 2007, these allocations will cease, and we will pay a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by us to customers.  We will also pay Mr. Cohen an annual salary of $30,000 for which he will devote 15% of his time to us. Richard Cohen, our treasurer, will devote 10% of his time to us and receive an annual salary from us of $6,000 starting June 1, 2007.   A copy of this agreement is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

We currently are responsible for approximately 225 plans. More than half of our plans are defined benefit plans. The remainder is split among defined contribution plans such as profit sharing plans, money purchase plans, and 401K plans. We estimate that approximately 50% of our revenue relates to drafting new plans, and the remaining 50% relates to editing and amending existing plans.

The potential amount of work on editing and amending pension plans has increased because of recently issued laws and regulations. The IRS has released Revenue Procedure 2005-66, which sets forth a staggered remedial amendment period system for individually designed and pre-approved plans. Under this revenue procedure, every individually designed plan will have a five-year remedial amendment cycle and every pre-approved plan will have a six-year remedial amendment cycle. Practically, this means that employers now have fixed windows of time during which retirement plans must be amended to take into account the changes in the laws governing retirement plans and must be submitted to the IRS for new determination letters. The amendment process will generally be done by us as a revenue producing service with respect to existing and potentially new clients.

The Pension Protection Act of 2006 is the most significant overhaul of U.S. pension laws since the Employee Retirement Income Security Act (ERISA) was enacted in 1974 and will result in significant amendments to all existing plans. Passed by Congress and signed by President Bush in August 2006, the Pension Protection Act (PPA) rewrites almost all major aspects of pension law, requiring defined benefit and defined contribution plan sponsors to make a number of changes. The bill’s most significant changes include:

•

Establishing new funding targets for single-employer pension plans;

•

Imposing higher funding targets on at-risk plans;

•

Replacing the old discount rate with a modified yield curve of corporate bond rates;

•

Eliminating the full-funding limit for variable rate premiums;

•

Adding new requirements for multiemployer plans;

•

Clarifying hybrid pension plan rules; and

•

Establishing new rules for 401(k)s and other defined contribution plans.

Federal agencies are expected to issue regulations through 2008 that detail how employers must implement the act.

General Business

We write and amend all of the pension plans for the clients of Actuarial Ideas, Inc. Writing pension plans involves modifying templates to meet the specific needs of clients. We maintain computer files of templates for all major forms of pension plans. Many of these templates are available from commercial sources. We prepare templates covering new tax regulations or other laws affecting pension plans. We modify each of these templates to meet the known or specific needs of clients. The work on each engagement varies from several hours to several days depending on the complexity of the issues and availability of client data.

Actuarial Ideas, Inc. works with clients to define a pension plan which they feel best fits their needs. We write the plan to conform with the structure agreed to by the clients with Actuarial Ideas, Inc. as well as to comply with applicable laws and regulations issued by the Internal Revenue Service. Our typical client is a small, privately-held company or professional firm such as accountants and lawyers. In these cases the principal and the principal’s family tend to be the primary beneficiaries. Because of this breakdown, we are more involved with defined benefit plans than competitors that deal with larger or publicly-held companies.

We currently are responsible for working with approximately 225 plans. They are about equally split between defined benefit and defined contribution plans. We retain ongoing relationships with most clients because plans need ongoing amendments to:

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Meet the ongoing business needs of clients, and

▪

Comply with changes in tax and other laws governing pension plans.

A defined contribution plan provides an individual account for each participant. The benefits are based on the amount contributed and are also affected by income, expenses, gains and loses. Some examples of defined contribution plans include 401(K) plans, 403(b) plans, employee stock ownership plans and profit sharing plans.

A defined benefit plan promises the participant a specific monthly benefit at retirement and may state this as an exact dollar amount. Monthly benefits could also be calculated through a formula that considers a participants salary and service. A participant is generally not required to make contributions in a private sector fund but most public sector funds require employee contributions. Unlike defined contribution plans, the participant is not required to make investment decisions.

A defined benefit pension plan must be carefully designed. To accomplish this, sophisticated actuarial calculations are required to determine a benefit formula that is consistent with the employer's objectives and budget. In this regard, Actuarial Ideas, Inc. performs all of the actuarial assumptions and calculations as well as gathers the information to perform those assumptions and calculations. Our function is to write or amend the plan so that it conforms with the agreed-upon terms and structure as well as the applicable laws and regulations. In addition, plans for public companies and others that issue financial statements to third parties need to consider the requirements of the impacts of Statements 87 and 106, as amended by Statement  132 as issued by the Financial Accounting Standards Board.

Our business is impacted by factors that cause clients to adopt, change or repeal plans. These factors include:

▪

Changes in laws that make it harder or easier to administer plans;

▪

Changes in tax rules and rates that change the real or perceived tax benefits of sponsoring a plan;

▪

The economic climate which impacts the ability of a sponsor to fund and benefit from the plan funding; and

▪

Establishment and changes in  companies through formation, takeover and spinoffs.

Our clients tend to be small privately-held companies and professional firms. Most of these clients are interested in maximi zi ng their retirement benefits and income tax benefits and are less concerned about the fin an cial reporting issues. Therefore, we emphasize working on plans that result in the largest possible income tax deductions and provide the greatest amount of future benefits to recipients. If we worked on larger clients with a greater range of plan participants and public financial reporting obligations, such clients generally seek plans that result in lower annual costs.

We use a publicly available specialized software program for drafting and editing plans. We then modify and edit to meet the specific needs of each client. Use of the software program costs $500 per month.

Our fees for drafting a defined benefit plan generally range from $2,500 to $7,500 and fees for new defined contribution plans generally range from $2,500 to $5,000. Major amendments for defined benefit plans generally range from $1,000 to $2,500. Major amendments for defined contribution plans generally range from $750 to $2,000. Upon becoming a separate legal entity we began billing and collecting from our clients separately from Actuarial Ideas, Inc. on new engagements. Actuarial Ideas, Inc. will bill for ongoing engagements on our behalf. All ongoing engagements should be completed by the middle of 2008 at which time we will be billing all engagements performed by us.

Competition

Competition in our industry is intense and many of our competitors have greater financial and other resources than do we.  Competition comes from a wide variety of consulting and accounting firms. Many of these firms have more employees, finances and other resources and greater name recognition that do we.

All of our current clients are referred to us by Actuarial Ideas, Inc. It and we target small, privately-held companies and professional firms that tend not to be primary targets of the large pension consulting firms. We compete on the basis of providing quality products and personaliz e d services on a timely basis. We also perform our services for what we believe to be very competitive fees. Mr. Cohen generally visits client offices and becomes familiar with their goals and needs. We do not advertise or use a website. Clients are referred to Actuarial Ideas, Inc. by existing clients and accounting and law firms that are familiar with our services.

We believe that being a public entity may provide us (and our president, Mark Cohen) benefits in visibility and the way that we are perceived by potential business referral sources and prospective customers. These sources may refer new business to us directly or to Actuarial Ideas, Inc. which also will result in additional revenue for us. Ultimately, the goal of this process will be to  develop sources of business beyond Actuarial Ideas, Inc. However, there can be no assurances that we will be successful in any of this regard.

No assurances can be given that our competitive strategy will be successful.

Intellectual Property

We have no patents or trademarks.

Employees

At July 31, 2007, we had two employees, one of which is Mark Cohen, our president and chief financial officer. The other employee is Richard C. Cohen, our treasurer and son of our president.

Effective June 1, 2007. we will also pay Mr. Cohen an annual salary of $30,000 for which he will devote 15% of his time to us. Richard Cohen, our treasurer, will devote 10% of his time to us and receive an annual salary from us of $6,000 starting June 1, 2007. A copy of this agreement is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

Both employees will devote at least the same amount of time to our business as they did prior to our becoming a separate legal business. Therefore, we expect to continue being able to complete at least our historic levels of revenue. If the level of revenue increases, they will devote additional time to us or increase the number of employees.

Property

Our office and mailing address is 25 Robert Pitt Drive, Suite 201, Monsey, NY 10952. We share the office with Actuarial Ideas, Inc. Actuaria l Ideas, Inc. charges us a management fee which includes our use of the office as well as administrative services performed on our behalf. These administrative functions include maintaining our financial and other records .. There is no lease.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Mark Cohen	51	President, CEO, CFO, Principal Accounting Officer and Chairman
Richard C. Cohen	25	Director and Treasurer
Elizabeth A. Cohen	48	Director and Secretary

Mark Cohen – has been president since our inception. He also founded (in 1982) and is president of Actuarial Ideas, Inc., from which we receive our business referrals. Mr. Cohen is an enrolled actuary and is also enrolled to appear before the Internal Revenue Service. He is a graduate of Yeshiva University. Mr. Cohen will devote the time necessary for us to perform our engagements. He estimates that for the next 12 months that will require 15% of his time.

Richard C. Cohen –  became treasurer and a director in March 2007. He has worked at Actuarial Ideas, Inc. since May 2005 and is currently an actuarial administrator. Mr. Cohen, who is the son of Mark Cohen and Elizabeth A. Cohen, received a BA from Touro College in 2005. Mr. Cohen will devote the time necessary for us to perform our engagements. He estimates that for the next 12 months that will require 10% of his time.

Elizabeth A. Cohen – has been secretary and a director since March 2007. She has been a psychologist in the East Ramapo School District since 1992.  She received a BA from Yeshiva University, an MA from College of New Rochelle and a Ph.D from Nova Southeastern University. Ms. Cohen is the wife of Mark Cohen and the mother of Richard C. Cohen. Ms. Cohem will devote approximately 5% of her time to us.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.  See also Risk Factor 11 and Exhibit 10.4; the latter of which is filed as part of our Registration Statement of which this prospectus is a part.

Currently we have only three officers, all of whom also serve as directors, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers. The terms of office of our directors expire on March 18, 2008.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the AI board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” elsewhere in this prospectus.

All directors will be reimbursed by AI for any expenses incurred in attending directors' meetings provided that AI has the resources to pay these fees.  AI will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to March 27, 2007 board of directors approval and subsequent stockholder approval, AI adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a registration statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options have been issued or are outstanding under the Plan as of July 31, 2007.

As previously indicated, the board of directors, on March 27, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of AI and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to AI are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the AI Document Services, Inc. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, AI and our subsidiaries, if any, with additional incentives by increasing their ownership interest in AI.  Directors, officers and other employees of AI and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Summary Compensation Table

The following table shows for the periods ended December 31, 2006 and 2005, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Treasurer and Secretary/Treasurer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Mark Cohen	2006	$1,089	-	-	-
President	2005	-	-	-	-
Richard C. Cohen	2006	$ 10,530
Treasurer	2005	-	-	-	-
Elizabeth A. Cohen	2006	-	-	-	-
Secretary	2005	-	-	-	-

Mark Cohen and Richard C. Cohen received salaries from Actuarial Ideas, Inc. in 2006 and 2005. A portion of those salaries as well as all other expenses incurred by Actuarial Ideas, Inc. were allocated to us. Throughout 2006 Mark Cohen was recovering from injuries incurred in an automobile accident. We used consultants to assist us. Mr. Cohen reviewed their work and was paid a nominal salary.

Mark Cohen will receive an annual salary from us of $30,000 commencing June 1, 2007 for which he will devote 15% of his time to us. A copy of this agreement is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

Richard Cohen, our treasurer, will devote 10% of his time to us and receive an annual salary from us of $6,000 starting June 1, 2007.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2006.

PRINCIPAL SHAREHOLDERS

As of July 31, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of July 31, 2007 of all directors and executive officers of AI; and of our directors and officers as a group:

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Mark Cohen	9,250,000 (d)	92.5
Richard C. Cohen	100,000	1.0
Elizabeth A. Cohen	10,000	0.1
Officers and Directors as a group (3 members)	9,360,000 (c)	93.6(c)
(a) The address for each person is 25 Robert Pitt Drive, Suite 201, Monsey, NY 10952.

(b) Unless otherwise indicated, AI believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. Mark Cohen and Elizabeth A. Cohen (his spouse) are each deemed to beneficially own 92.4% of our shares of common stock.

(c) SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all officers and directors takes this into account.  Nevertheless, both Mark Cohen and his spouse, Elizabeth A. Cohen, disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

(d) Includes 20,000 shares owned by two minor children of Mark Cohen (10,000 shares owned by each child). SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all officers and directors takes this into account.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 19, 2007 (incorporation date), 9,230,000 shares were issued to Mark Cohen, our president and founder. We were formed as a line of business by Actuarial Ideas, Inc., a New York corporation formed in September 1982 and owned 100% by Mark Cohen. At the time that we became a separate legal entity, Mr. Cohen agreed that we will write all of the pension plans for his clients served by Actuarial Ideas, Inc. in exchange for which we issued him 9,230,000 of our common shares. The shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($9,230).  In other words, no net value was assigned to these shares.

The sole promoter of AI is our president, Mark Cohen.

We write all of the pension plans for the clients of Actuarial Ideas, Inc., an actuarial and consulting firm controlled by our president, Mark Cohen. At the time that we became a separate legal entity, we entered into an agreement with Actuarial Ideas, Inc. under which we will continue to write and edit all of the pension and retirement plans for its clients. Commencing June 1, 2007, we will pay a management fee of $1,500 per month plus 5% of fees billed and collected to Actuarial Ideas, Inc. For work performed and pay Mr. Cohen an annual salary of $30,000 for which he will devote 15% of his time to us. Richard Cohen, our treasurer, will devote 10% of his time to us and receive an annual salary from us of $6,000 starting June 1, 2007. A copy of this agreement is included as Exhibit 10.3 to the registration statement to which this prospectus is a part.

Our office and mailing address is 25 Robert Pitt Drive, Suite 201, Monsey, NY 10952. We share the office with Actuarial Ideas, Inc. Actuaria l Ideas, Inc. charges us a management fee which includes our use of the office. There is no lease.

We have entered into an agreement regarding our president lending funds to us if necessary as relates to expenses of this offering (Exhibit 10.2).  A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  The aforesaid Exhibit is filed as part of our registration statement of which this prospectus is a part.

In March 2007 we sold 100,000 shares of our common stock for $100 to Richard C. Cohen, a director and son of our president. We also sold 10,000 shares of our common stock for $10 to Elizabeth A. Cohen, a director and wife of our president.

DESCRIPTION OF CAPITAL STOCK

Introduction

AI Document Services, Inc. was incorporated in the State of Delaware on March 19, 2007. AI is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.  Each has a par value of $. 001 per share.

Preferred Stock

AI’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at July 31, 2007 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, which is unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of AI, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Penny Stock – Forward Looking Statements

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights.

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in AI to a broker-dealer as principal and the broker-dealer is acting as underwriter, AI will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of AI who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of AI shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” trading exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement, of which this prospectus is a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock, and his adult son, Brian Wolff, who owns 10,000 shares of our common stock. Both are Selling Shareholders.

EXPERTS

The financial statements of AI Document Services, Inc. as of December 31, 2006 and the years ended December 31, 2006 and 2005, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended March 31, 2007 and 2006 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

36

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, AI became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

AI Document Services, Inc.

25 Robert Pitt Drive

Suite 201

Monsey, NY 10952

845-622-1400

37

AI Document Services, Inc.

DECEMBER 31, 2006

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

AI Document Services, Inc.

Monsey, NY

We have audited the accompanying balance sheet of AI Document Services, Inc. as of Demberber 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AI Document Services, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

June 6, 2007

AI DOCUMENT SERVICES, INC.

Balance Sheet

December 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Total Current Liabilities	$-

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock at $0.001 par value; 99,000,000 shares authorized; 9,230,000 shares issued and outstanding	9,230
Accumulated deficit	(9,230)
Total Stockholders’ Equity	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-

See accompanying notes to the financial statements.

AI DOCUMENT SERVICS, INC.

Statements of Operations

For the Years Ended December 31, 2006 and 2005

	2006	2005

Sales	$101,025	$75,425

Cost of sales	93,946	73,791

Gross profit	7,079	1,634

Management fee	7,079	1,634
Net income (loss)	$-	$-

Net income (loss) per common share - basic and diluted	$0.00	$0.00

Weighted average number of common shares outstanding – basic and diluted	9,230,000	9,230,000

See accompanying notes to the financial statements.

AI DOCUMENT SERVICS, INC.

Statement of Stockholders’ Equity

For the Years Ended December 31, 2006 and 2005

	Number of Common Shares	Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Total

Balance, January 1, 2005	9,230,000	$9,230	$-	$(9,230)	$-

Net income (loss)	-	-	-	-	-

Balance December 31, 2005	9,230,000	9,230	-	(9,230)	-

Net income (loss)	-	-	-	-	-

Balance, December 31, 2006	9,230,000	$9,230	$-	$(9,230)	$-

See accompanying notes to the financial statements.

AI DOCUMENT SERVICS, INC.

Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$-	$-
Net Cash Provided by Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Total	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Total	-	-

NET INCREASE (DECREASE) IN CASH	-	-

CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$-	$-

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
CASH PAID FOR:
INTEREST	$-	$-
INCOME TAX	$-	$-

See accompanying notes to the financial statements.

AI DOCUMENT SERVICES, INC.

Notes to the Financial Statements

December 31, 2006

NOTE 1 - ORGANIZATION

AI Document Services, Inc. (“Company”) was formed as a line of business by Actuarial Ideas, Inc. in 1982 and became a separate legal entity, incorporated in the state of Delaware, on March 19, 2007. The Company writes all of the pension plans for the clients of Actuarial Ideas, Inc., an actuarial and consulting firm controlled by the Company’s president. At the time that it became a separate legal entity, the Company entered into an agreement with Actuarial Ideas, Inc. under which it will continue to write and edit all of the pension and retirement plans for Actuarial Ideas, Inc.’s clients.  Commencing June 1, 2007, these allocations will cease, and the Company will pay a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by the Company to customers.  The Company will also pay its President an annual salary of $30,000 for which he will devote approximately 15% of his time to it .. Richard Cohen, the Company’s Treasurer, will devote approximately 10% of his time to the Company and receive an annual salary of $6,000 the Company starting June 1, 2007.

In 2006 and 2005, the Company functioned as a line of business of Actuarial Ideas, Inc. Actuarial Ideas, Inc. allocated a portion of all of its costs to it based on the relationship of Company revenues to total Actuarial Ideas, Inc. revenues. These costs consist primarily of salaries, rent, communications and travel expenses. The percentages of total costs allocated to the Company were 18.15% in 2006 and 16.77% in 2005. Actuarial Ideas, Inc. believes that the allocation is consistent with the percentage of time and resources devoted to the Company during each period and conforms to guidelines described in SAB Topic 1B1. To the extent that the Company’s revenues exceeded allocated costs in 2006 and 2005 during which it functioned as a line of business, the increment was transferred to Actuarial Ideas, Inc. as a management fee.

The accompanying financial statements have been prepared as if the current capital structure had been in place for all periods presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Year-end

The Company has elected a calendar year end.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues when it has completed the writing or amending of a pension plan and the amount earned is fully determinable and realizable, and the collectability is reasonably assured.

Income Taxes

Commencing on March 19, 2007, the Company will account for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Basic and Diluted Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of common shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented. There were no potentially dilutive shares outstanding as of December 31, 2006.

Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities  (“SFAS No. 133”) and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). This statement amends SFAS No. 133 to permit fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also eliminates the interim guidance in SFAS No. 133 Implementation Issue D-1, which provides that beneficial interests in securitized financial assets are not subject to the provisions of SFAS No. 133. Finally, this statement amends SFAS No. 140 to eliminate the restriction on the passive derivative instruments that a qualifying special-purpose entity may hold. This statement is effective for all financial instruments acquired or issued in first fiscal years beginning after December 15, 2006. Management is assessing the potential impact of SFAS No. 155 on the Company’s financial condition and results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140 (“SFAS No. 156”), that provides guidance on accounting for separately recognized servicing assets and servicing liabilities. In accordance with the provisions of SFAS No. 156, separately recognized servicing assets and servicing liabilities must be initially measured at fair value, if practicable. Subsequent to initial recognition, the Company may use either the amortization method or the fair value measurement method to account for servicing assets and servicing liabilities within the scope of this Statement. The Company will adopt SFAS No. 156 in fiscal year 2007. The adoption of this Statement is not expected to have a material effect on the Company’s financial condition and results of operations.

In April 2006, the FASB issued FSP FIN 46R-6, Determining the Variability to Be Considered in Applying FASB Interpretation No. 46R which requires the variability of an entity to be analyzed based on the design of the entity. The nature and risks in the entity, as well as the purpose for the entity’s creation are examined to determine the variability in applying FIN 46R, Consolidation of Variable Interest Entities (“FIN 46R”). The variability is used in applying FIN 46R to determine whether an entity is a variable interest entity, which interests are variable interests in the entity, and who is the primary beneficiary of the variable interest entity. This statement is effective for all reporting periods beginning after June 15, 2006. Management does not expect this statement to have a significant impact on the Company’s financial condition and results of operations.

In July 2006, the FASB issued FASB Interpretation Number 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, Accounting for Income Taxes. The interpretation clearly scopes out income tax positions related to FASB Statement No. 5, Accounting for Contingencies. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on July 1, 2007. We do not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157").  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In September 2006, FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R)  (SFAS 158) .  SFAS 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115  (SFAS 159). SFAS 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company was incorporated on March 19, 2007 at which time it issued 9,230,000 common shares of the Company. At the time that the Company became a separate legal entity, its founder and president agreed that it will write all of the pension plans for his clients served by Actuarial Ideas, Inc. in exchange for which the Company issued him 9,230,000 of our common shares. The shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($9,230).  In other words, no net value was assigned to these shares.

Stock Option Plan

Pursuant to a March 27, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options have been granted and outstanding under the Plan as of April 30, 2007.

NOTE 4 –  CONCENTRATION OF CUSTOMER RISK

Substantially all of the Company’s revenues are and will be derived by writing and amending all of the pension plans for the clients of Actuarial Ideas, Inc., an actuarial and consulting firm controlled by the Company’s president.

NOTE 6 – SUBSEQUENT EVENT

In March 2007, 770,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share for an aggregate amount of $770 in cash. Of the total number of shares sold, 100,000 shares were sold to the son of the Company’s president and 10,000 shares were sold to the wife of the Company’s president, both of whom are also diectors of the Company.

AI DOCUMENT SERVICES, INC.

Balance Sheet

June 30, 2007

(unaudited)

ASSETS

CURRENT ASSETS:
Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES:
Due to related party	$10,448
Total Current Liabilities	10,448

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock at $0.001 par value; 99,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Accumulated deficit	(20,448)
Total Stockholders’ Deficit	(10,448)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-

See accompanying notes to the financial statements.

AI DOCUMENT SERVICS, INC.

Statements of Operations

For the Six Months Ended June 30, 2007 and 2006

(unaudited)

	2007	2006

Sales	$23,750	$22,625

Cost of sales	34,968	25,129

Net loss	$(11,218)	$(2,504)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	9,638,398	9,230,000

See accompanying notes to the financial statements.

AI DOCUMENT SERVICS, INC.

Statements of Cash Flows

For the Six Months Ended June 30, 2007 and 2006

(unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,218)	$(2,504)
Change in net operating assets	10,448	2,504
Net Cash Used in Operating Activities	(770)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	770	-

NET INCREASE (DECREASE) IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$-	$-

See accompanying notes to the financial statements.

AI DOCUMENT SERVICES, INC.

Notes to the Financial Statements

June 30, 2007

(unaudited)

1.

BASIS OF PRESENTATION

The accompanying interim financial statements for the six -month periods ended March 31, 2007 and 2006 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Until June 1, 2007, Actuarial Ideas, Inc. allocated a portion of all of its costs to the Company based on the relationship of Company revenues to total Actuarial Ideas, Inc. revenues. These costs consist primarily of salaries, rent, communications and travel expenses. The percentages of total costs allocated to the Company were 12.73% in 2007 and 9.93% in 2006. Actuarial Ideas, Inc. believes that the allocation is consistent with the percentage of time and resources devoted to the Company during each period and conforms to guidelines described in SAB Topic 1B1. Commencing June 1, 2007, these allocations ceased, and the Company began paying a management fee to Actuarial Ideas, Inc. equivalent to $1,500 per month plus 5% of fees billed by the Company to customers.  The Company also began paying its President an annual salary of $30,000 for which he devotes approximately 15% of his time to it. Richard Cohen, the Company’s Treasurer, devotes approximately 10% of his time to the Company and receives an annual salary of $6,000 the Company starting June 1, 2007.

2.

STOCKHOLDERS’ DEFICIT

On March 26, 2007, the Company sold 770,000 shares of its common stock at $.001 per share to 39 shareholders for $770 in cash.

Pursuant to a March 27, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options have been granted and outstanding under the Plan as of July 31, 2007.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2007 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,616,200 Shares

AI Document Services, Inc.

Common Stock

PROSPECTUS

__ , 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA  3

RISK FACTORS

4

USE OF PROCEEDS

12

SELLING STOCKHOLDERS

12

DETERMINATION OF OFFERING PRICE

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

16

NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

BUSINESS

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

25

PRINCIPAL SHAREHOLDERS

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

29

DESCRIPTION OF CAPITAL STOCK

30

PLAN OF DISTRIBUTION

33

LEGAL MATTERS

36

EXPERTS

36

UNAUDITED INTERIM STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article Ninth thereof providing for indemnification of its officers and directors as follows.

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$0.52
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,399.48

Total	$65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

 On March 19, 2007 (incorporation date), 9,230,000 shares were issued to Mark Cohen, our president and founder , who agreed that the Company will write all of the pension plans for his clients served by Actuarial Ideas, Inc. On March 26, 2007, an additional 770,000 common shares were issued to 39 additional shareholders at $.001 per share for $770 in cash. These shareholders include minor children whose shares were purchased by their parents and given to them.  With the exception of such minor children these stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these shareholders (exclusive of the minor children referred to previously) who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, (exclusive of the minor children) met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. AI has made a determination that each of such investors (exclusive of the minor children) are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with AI. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 27

EXHIBITS.

3.1 *	Articles of Incorporation
3.2 *	By-Laws
5.1 *	Opinion of Gary B. Wolff, P.C.
10.1 *	2007 Non-Statutory Stock Option Plan
10.2 *	Agreement between AI, its president and its counsel
10.3 *	Agreement with Actuarial Ideas, Inc.
10.4 *	Agreement between AI Document Services, Inc. and Mark Cohen regarding potential conflicts of interest
10.5 *	Form of Investment Letter
23.1 *	Consent of Li & Company, PC
23.1a**	Consent of Li & Company, PC
23.2 *	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2a**	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*  Filed with Initial Filing.

**Filed with Pre-Effective Amendment No. 1.

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

The undersigned Registrant hereby undertakes that:

1.   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

 Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in Monsey, State of New York on the 27 day of August 2007 ..

AI Document Services, Inc

/s/ Mark Cohen
By: Mark Cohen, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Mark Cohen		August 27, 2007
By: Mark Cohen Chief Executive Officer	President, CEO, CFO,Principal Accounting Officer, and Chairman

/s/ Richard C. Cohen		August 27, 2007
By: Richard C. Cohen	Treasurer and Director

/s/ Elizabeth A. Cohen	Secretary and Director	August 27, 2007
By: Elizabeth A. Cohen